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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: April 25, 2002
(Date of earliest event reported)

GUITAR CENTER, INC.
(Exact Name of Registrant as specified in Charter)

Delaware	Commission File No.:	95-4600862
(State or Other Jurisdiction of incorporation)	000-22207	(I.R.S. Employer Identification No.)

5795 Lindero Canyon Road
Westlake Village, California 91362
(Address of Principal Executive Offices, including zip code)

(818) 735-8800
(Registrant's telephone number, including area code)

ITEM 5.    OTHER EVENTS.

        On April 25, 2002, Guitar Center, Inc. (the "Company" or "Guitar Center") reported financial results for the quarter ended March 31, 2002. The unaudited consolidated balance sheet as of March 31, 2002 and the unaudited consolidated statements of income for the quarterly periods ended March 31, 2002 and 2001 are attached to this report as Exhibit 99.1 and incorporated herein by this reference. The Company also provided selected data by business line.

        Net sales for the retail stores division (Guitar Center and American Music) grew 18% to $205.5 million for the quarter from $174.2 million in the first quarter of 2001. Sales from new stores contributed $22.9 million, or 73% of the total increase. First quarter comparable store sales increased 5%. First quarter gross margin for the retail stores was 24.5% after buying and occupancy costs, compared with 24.4% in the first quarter of 2001. Selling, general and administrative expenses for the retail stores, inclusive of corporate general and administrative expenses, were 21.3% of net sales for the quarter, compared to 20.0% in the first quarter of 2001.

        Net sales for the direct response division (Musician's Friend) increased 18% to $46.1 million, compared with $39.0 million in the same period in 2001. In the first quarter, gross margin for the direct response division was 29.7%, compared to 31.4% in the first quarter of 2001. Selling, general and administrative expenses for the direct response division were 25.1% of net sales for the quarter, compared to 23.0% in the same period last year.

        At the corporate level, Guitar Center continues to benefit from interest expense that is below forecast due to low rates on its line of credit and favorable cash flow resulting in lower than expected borrowings. Capital expenditures for the quarter were $5.9 million.

        During the quarter, Guitar Center continued to pursue several significant infrastructure investments, including a centralized retail distribution center for the Guitar Center stores, expansion of the Musician's Friend fulfillment center and implementation of new IT systems at American Music. These projects will continue to require significant financial and managerial resources for the next several quarters and involve significant financial and operating risks.

        For a further discussion of risks associated with the Company's business, please see the discussion under the caption "Risks Related to the Business" in Guitar Center's Annual Report on Form 10-K for the year ended December 31, 2001 which is incorporated herein by this reference.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)    Exhibits

99.1	Unaudited consolidated balance sheet and statement of operations as of and for the quarter ended March 31, 2002.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

GUITAR CENTER, INC.
Date: April 26, 2002	By	/s/ BRUCE ROSS
		Name:	Bruce Ross
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Unaudited consolidated balance sheet and statement of operations as of and for the quarter ended March 31, 2002

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
SIGNATURES
EXHIBIT INDEX